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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 2000 and January 3, 2000, with respect to the consolidated financial statements of AIL Technologies Inc. and Subsidiaries and AIL Systems Inc. and Subsidiary, respectively, included in the Registration Statement on Form S-4 and related joint proxy statement/prospectus of EDO Corporation for the registration of 6,553,229 shares of its common stock.

                                            ERNST & YOUNG LLP

March 21, 2000